Exhibit 99.1

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. COMPLETES ACQUISITION
OF GWINNETT COMMERCIAL GROUP, INC.

BLAIRSVILLE, GA, - June 1, 2007 - United Community Banks, Inc. (Nasdaq: UCBI) today announced that it has completed the acquisition of metro Atlanta-based Gwinnett Commercial Group, Inc. and its wholly owned community banking subsidiary, First Bank of the South. United now has 10 community banks with 39 offices and $3 billion in assets in the Atlanta MSA.

The merger will add three offices in Gwinnett County and one each in DeKalb and north Fulton counties. The population of Gwinnett, the second-largest county in the Atlanta MSA, is projected to grow at four times the national average, or 26 percent, over the next five years.

“Atlanta is the economic engine of the South and one of the most robust banking markets in the country,” said Jimmy Tallent, president and chief executive officer of United Community Banks. “This partnership has allowed us to enter three key areas in this market and to fill a critical gap in United’s footprint. It also accomplishes a primary strategic objective of encircling the metro Atlanta area.”

Glenn White, chief executive officer of First Bank of the South, and Steve Williams, president, will continue their roles in the newly formed United Community Bank - Gwinnett, United’s 27th community bank. “This merger is about the growth of two companies that will fit together exceptionally well,” said Glenn White. “We are delighted to join this organization and we look forward to the opportunities this merger will provide for our employees and our customers. The combination will provide our customers with a greater number of convenient banking offices as well as access to a broader array of financial products and services. We anticipate continuing our strong growth and financial performance as part of this winning team.”

Gwinnett Commercial’s board members will continue their service on the board of United Community Bank - Gwinnett. In addition, John D. Stephens, chairman of Gwinnett Commercial, will join the United Community Banks, Inc. board of directors.

“First Bank of the South is a well-run, well-respected community bank,” Tallent added. “We are very pleased to add to our family this team of outstanding bankers who share our passion for building long-term value for our shareholders through exceptional customer service.”

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has combined assets of approximately $8.0 billion and operates 27 community banks with 108 banking offices located throughout north Georgia, metro Atlanta, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at the company's web site at www.ucbi.com.

Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.

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